                         AGREEMENT AND PLAN OF MERGER
                                     AMONG
                   COMMUNICATIONS WORLD INTERNATIONAL, INC.,
                     COMMWORLD-NATIONAL CAPITOL AREA, INC.
                    ALPHA COMMUNICATIONS & TECHNOLOGY, INC.
                             AND BENNIE R. HESTER



                                August 1, 1995

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of the 1st day of August, 1995, among Communications World International, Inc., a Colorado corporation ("CWI"), CommWorld National Capitol Area, Inc. a Virginia corporation, which is a wholly-owned subsidiary of CWI ("Acquisition"), Alpha Communications & Technology, Inc., a Virginia corporation d.b.a CommWorld of Northern Virginia ("CWT") and Bennie R. Hester, the sole shareholder of CWT ("Hester"). CWI, Acquisition, CWT and Hester are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

     WHEREAS, the Parties are desirous of effecting a merger of CWT with and into Acquisition; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as hereinafter defined) shall qualify as a tax-free reorganization described in Sections 368(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties expect that the merger of CWT with and into Acquisition will further certain of their business objectives.

     NOW, THEREFORE, CWI, Acquisition, CWT and Hester adopt this plan of reorganization and agree as follows:


                             Section 1. The Merger

     1.1    The Merger.  At the Effective Time (as hereinafter defined), CWT
            ----------
shall be merged with and into Acquisition (the "Merger"), and Acquisition shall be the surviving corporation in the Merger, and the separate existences and corporate organizations of CWT shall cease.

     1.2    Articles of Incorporation.  The Articles of Incorporation of
            -------------------------
Acquisition in effect at and as of the Effective Time will remain the Articles of Incorporation of Acquisition without any modification or amendment in the Merger.

     1.3    Bylaws.  The Bylaws of Acquisition in effect at and as of the
            ------
Effective Time will remain the Bylaws of Acquisition without any modification or amendment in the Merger.

     1.4    Directors and Officers.  Directors and officers of Acquisition at
            ----------------------
and as of the Effective Time shall be as set forth in Schedule 1.4.

     1.5    The Effective Time.  Subject to the terms and provisions of this
            ------------------
Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Acquisition and thereafter delivered to the Secretary of State of the State of Virginia, for filing, as provided in the Virginia Stock Corporation Act as soon as practicable after the Closing Date (as hereinafter defined). The Merger shall become effective at the time (the "Effective Time") CWT and Acquisition file the Certificate of Merger with the Secretary of State of the State of Virginia or at such time thereafter as is provided in the Certificate of Merger. The Merger shall have the effect set forth in the Virginia Stock Corporation Act.

     1.6    Effect of Merger.  At and after the Effective Time, Acquisition
            ----------------
shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of CWT and Acquisition; and all and singular rights, privileges, powers and franchises of CWT and Acquisition, and all property, real, personal and mixed, and all debts due to CWT or Acquisition on whatever account, as well as for stock subscriptions and all other things in action or belonging CWT and Acquisition, shall be vested in Acquisition; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Acquisition as they were of CWT and Acquisition; and the title to any real estate vested by deed or otherwise, of CWT or Acquisition, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of CWT or Acquisition shall be preserved unimpaired; and all debts, liabilities and duties of CWT and Acquisition shall thenceforth attach to Acquisition, and may be enforced against Acquisition to the same extent as if said debts and liabilities had been incurred by it.

     1.7    Conversion of CWT Stock.  At and as of the Effective Time, by virtue
            -----------------------
of the Merger and without any action on the part of Hester, as the sole holder of the shares of common stock of CWT, shall be entitled to receive in exchange therefor an aggregate of $5,000 (represented by a CWI check), 35,134 shares of $1.00 par value Series C Preferred Stock of CWI and 11,875 shares of common stock, no par value of CWI ("Common Stock"), subject to adjustment as set forth in Section 2.

     1.8    Procedures for Conversion of Shares of CWT.  At the Effective Time,
            ------------------------------------------
(a) CWI will deliver to Hester a CWI check; (b) CWI will cause its transfer agent, American Securities Transfer, Inc., to issue stock certificates evidencing the shares of Series C Preferred Stock and common stock of CWI in the name of the Hester as of the Effective Time; and (c) Hester will deliver to CWI his certificates evidencing all of the outstanding capital stock of CWT, together with duly endorsed stock powers.

                               Section 2. Closing

     2.1    Closing.  The closing of the Merger (the "Closing") shall be held at
            -------
the offices of Communications World International, Inc. at 9:00 a.m. on August 30, 1995, or such other date, time and place as the parties may mutually determine (the "Closing Date").

     2.2    Actions at the Closing.  At the Closing, (a) CWT and Hester will
            ----------------------
deliver to CWI and Acquisition the various certificates, instruments, and documents referred to in Section 5, (b) CWI and Acquisition will deliver to CWT the various certificates, instruments, and documents referred to in Section 5,
(c) CWT and Acquisition will file with the Secretary of the State of Virginia a certificate of merger, and (d) CWI will deliver a check in the amount of $5,000 and certificates evidencing the Series C Preferred Stock and Common Stock of CWI issued in the Merger as provided in Section 1.8.

     2.3    Adjustments at the Closing.  The consideration to be paid to Hester
            --------------------------
in connection with the Merger has been calculated based upon the addition of $10,000 to the aggregate net assets of CWT (determined in accordance with generally accepted accounting principles as of August 1, 1995 (the "Net Assets"), which Net Assets are estimated to be $77,634. As provided in Section 5, at the Closing, CWT and Hester will provide to CWI and Acquisition a revised schedule of Net Assets, and the number of shares of Series C Preferred Stock to be issued to Hester shall be revised in accordance with this Section 2.3.

     2.4    Adjustment after the Closing.  In the event that CWI objects to the
            ----------------------------
calculation of Net Assets pursuant to Section 2.3, then no later than 90 days after the Closing Date, CWI shall notify Hester, in reasonable detail, of its objections. In the event Hester disputes the correctness of the objections of CWI, Hester shall notify CWI in writing within twenty days after receipt of the objections from CWI and setting forth, in reasonable detail, the reasons for Hester's objections. If Hester fails to deliver such notice within such time, Hester shall be deemed to have accepted CWI's calculation. CWI and Hester shall endeavor in good faith to resolve any disputed items within thirty days after CWI's receipt of Hester's notice of objections. If they are unable to do so, CWI and Hester each shall have the right to refer the dispute to the Denver, Colorado office of KPMG Peat Marwick (the "Auditor") for resolution. The determination by the Auditor of the adjustments, if any, which are necessary in order that the calculation of the consideration paid to Hester be made in accordance with Section 2.3 shall be conclusive and binding on the Parties. The fees of the Auditor incurred in resolving any such dispute shall be paid by the Party referring the matter to the Auditor unless there is an adjustment greater than $10,000 in favor of the Party who referred the dispute to the Auditor, in which event the other Party shall be responsible for the fees of the Auditor.
In the event an adjustment is necessary, the adjustment will be made in shares of Series C Preferred Stock valued at $1 per share. CWI's utilization of the procedures under this Section 2 for a determination of the Net Assets shall not supersede, replace or waive any rights or remedies that CWI may have for

Hester's breach of any of Hester's representations, warranties or agreements or for indemnification Hester has otherwise made under this Agreement.


                  Section 3. Representations and Warranties of
                              CWI and Acquisition

     CWI and Acquisition represent and warrant to CWT and Hester as follows:

     3.1    Corporate Status.  Each of CWI and Acquisition  are corporations
            ----------------
duly organized, validly existing, and in good standing under the laws of its state of incorporation and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Each of CWI and Acquisition have all requisite power and authority, and all licenses, franchises, permits and authorizations necessary to carry on their respective businesses as currently conducted and to own, lease and operate their respective assets, properties and businesses now owned and operated by it, except where the failure to have such licenses, franchises, permits and authorizations would not have a material adverse effect on its financial condition, results of operations, assets, property, liabilities or business of CWI and Acquisition taken as a whole. CWI and Acquisition have supplied CWT and Hester with true, complete and correct copies of their respective Articles of Incorporation and Bylaws.

     3.2    Capitalization.
            --------------

            (a) As of the date hereof, the authorized capital stock of CWI consists of 2,000,000 shares of Common Stock, no par value per share, of which 1,524,163 shares are issued and outstanding, and 3,000,000 shares of preferred stock, par value $1.00 per share, of which 401,633 shares are presently issued and outstanding. As of the date hereof, the following shares of Common Stock are reserved for issuance: (i) 10,275 shares for issuance pursuant to CWI's 1993 Stock Option Plan, (ii) 20,000 shares for issuance pursuant to CWI's Non-Discretionary Stock Option Plan, (iii) subject to shareholder approval of an increase in the authorized common stock of CWI and of CWI's 1994 Stock Option Plan, 257,000 shares, (iv) 40,000 shares for issuance upon the exercise of warrants issued to designees of the underwriter of its 1992 public offering, (v) 212,400 shares for issuance upon the exercise of warrants issued in CWI's 1992 public offering and 1994 private offering, (vi) options to consultants to purchase an aggregate of 151,325 shares, of which options to purchase an aggregate of 70,000 shares are subject to shareholder approval of an increase in the authorized common stock of CWI and
            (vii) 60,452 shares for issuance upon conversion of preferred stock. All issued and outstanding shares of capital stock of CWI are fully paid and nonassessable and are not subject to any preemptive right.

            (b) As of the date hereof, the authorized capital stock of Acquisition consists of 1,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of Acquisition are fully paid and non-assessable and are not subject to any preemptive right. There are no outstanding warrants, options or other agreements to acquire securities of Acquisition.

     3.3    Authority.  Each of CWI and Acquisition has full corporate power and
            ---------
authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement and performance by each of CWI and Acquisition of their respective obligations hereunder has been duly authorized by all requisite corporate action on the part of each of CWI and Acquisition. This Agreement has been duly executed and delivered by each of CWI and Acquisition and constitutes a valid and binding obligation of each of CWI and Acquisition enforceable against each of CWI and Acquisition in accordance with its terms except that (i) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors generally and (ii) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies, is subject to the discretion of courts of competent jurisdiction.

     3.4    Consents.  No consent, approval, qualification, order or
            --------
authorization of, or filing with, any governmental authority, including any court or other third party, is required in connection with the valid execution, delivery or performance of this Agreement by CWI and Acquisition or the consummation by CWI and Acquisition of the transactions contemplated hereby.

     3.5    No Conflict.  The execution, delivery and performance of this
            -----------
Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of CWI or Acquisition pursuant to, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which CWI or Acquisition is a party or by which CWI or Acquisition is bound or to any of CWI's or Acquisition's property, the certificate of incorporation or bylaws of CWI or Acquisition, or any applicable law, rule, regulation, judgment, order or decree of any court or governmental agency, authority or body having jurisdiction over CWI or Acquisition or any of their respective properties.

     3.6    Subsidiaries and Affiliates.  Except for Acquisition, CommWorld of
            ---------------------------
Phoenix, Inc., International Communications Acquisition Corp. of Washington, and International Communications Acquisition Corp. of Colorado, CWI does not directly or indirectly, own any interest in or control any other corporation, partnership, limited liability company, joint venture, association or other form of business organization. All of the issued and outstanding shares of common stock of Acquisition is owned directly by CWI free and clear of any mortgage, pledge, lien or encumbrance.

     3.7    Financial Statements.  The consolidated financial statements of CWI
            --------------------
furnished to CWT and Hester consisting of a balance sheet as of April 30, 1995 and the consolidated statements of operations and cash flows for the two years ended April 30, 1995, are in all material respects true and accurate statements of the financial condition and the results of operations of CWI as of the dates and for the periods involved, and such statements were prepared in accordance
with generally accepted accounting principles consistently applied.   The
unaudited balance sheet of Acquisition at August 1, 1995 ("Acquisition's Balance Sheet"), furnished to CWT and Hester is true and accurate and prepared in accordance with generally accepted accounting principles consistently applied.

     3.8    Delivery of Reports.  CWI has delivered to CWT and Hester CWI's
            -------------------
Annual Report on Form 10-KSB for the fiscal year ended April 30, 1995, as filed by CWI with the Securities and Exchange Commission. Notwithstanding any provision hereof to the contrary, it is understood by CWT and Hester that CWI is not representing or warranting any statements in the Reports relating to future, anticipated, or possible circumstances, occurrences, or developments.

     3.9    CWI Stock.  CWI has taken all necessary corporate action to issue
            ---------
the shares of the Common Stock and Series C Preferred Stock pursuant to the terms of this Agreement. The shares of Common Stock and Series C Preferred Stock issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and no action taken by CWI will confer upon any person any preemptive right of subscription or purchase in respect thereof.

     3.10   Disclosure.  No representation or warranty by CWI or Acquisition
            ----------
contained in this Agreement or in any document, statement, or certificate furnished, or to be furnished, to CWT and Hester pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

                  Section 4.  Representations and Warranties
                               of CWT and Hester

     CWT and Hester represent and warrant to CWI and Acquisition as follows:

     4.1    Corporate Status.  CWT is a corporation duly organized, validly
            ----------------
existing, and in good standing under the laws of the State of Virginia and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. CWT has all requisite corporate power and authority, and all licenses, franchises, permits and authorizations necessary to carry on its business as currently conducted and to own, lease and operate the assets, properties and businesses now owned and operated by it, except where the failure to have such licenses, franchises, permits and authorizations would not have a material adverse effect on its financial condition, results of operations, assets, property, liabilities or business. CWT has supplied CWI and Acquisition with true, complete and correct copies of its Articles of Incorporation and Bylaws.

     4.2    Capitalization.  The authorized capital stock of CWT consists of
            --------------
5,000 shares of common stock, $1.00 par value per share, of which 100 shares are issued and outstanding, fully paid, and nonassessable. All of the issued and outstanding shares of CWT are owned by Hester. There are no outstanding warrants, options or other agreements to acquire securities of CWT.

     4.3    Authority.  CWT has full corporate power and authority to enter into
            ---------
this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by CWT hereunder has been duly authorized by all requisite corporate action on the part of CWT. This Agreement has been duly executed and delivered by

CWT and Hester and constitutes a valid and binding obligation of CWT and Hester enforceable against CWT and Hester in accordance with its terms, except that (i) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors generally, and (ii) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies, is subject to the discretion of courts of competent jurisdiction. No shareholder of CWT has asserted the right to dissent from the Merger.

     4.4    Consents.  Except as set forth in Schedule 4.4, no consent,
            --------
approval, qualification, order or authorization of, or filing with, any governmental authority, including any court or other third party, is required in connection with the valid execution, delivery or performance of this Agreement by CWT or Hester or the consummation by CWT or Hester of the transactions contemplated hereby.

     4.5    No Conflict.  The execution, delivery and performance of this
            -----------
Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of CWT or Hester pursuant to, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which CWT or Hester is a party or by which CWT or Hester is bound or to any of CWT's or Hester's property, the Certificate of Incorporation or Bylaws of CWT, or any applicable law, rule, regulation, judgment, order or decree of any court or governmental agency, authority or body having jurisdiction over CWT or Hester or any of CWT's or Hester's properties.

     4.6    Subsidiaries and Affiliates.  CWT does not, directly or indirectly,
            ---------------------------
own any interest in or control any other corporation, partnership, limited liability company, joint venture, association or other form of business organization.

     4.7    Financial Statements.  The unaudited financial statements of CWT
            --------------------
furnished to CWI and Acquisition consisting of balance sheets as of December 31, 1993 and December 31, 1994, and the related statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1993 and December 31, 1994, and the unaudited balance sheets of CWT as of July 31, 1995 (the "Latest Balance Sheets") and the unaudited statement of income for the seven months then ended, are in all material respects true and accurate statements of the financial condition and the results of operations of each of CWT as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

     4.8    Net Assets; Title to Property.  Set forth in Schedule 4.8 is a list
            -----------------------------
of Net Assets, which is true and correct as of August 1, 1995. Except as otherwise set forth in Schedule 4.8, each of CWT has good and valid title to all the properties and assets, real and personal, reflected on the Latest Balance Sheets and Schedule 4.8, owns these assets free and clear of all liens, claims, charges or encumbrances of any kind or description other than (i) liens for the current year's taxes not yet due and payable and (ii) liens securing the liabilities shown on the Latest Balance Sheets, with respect to which no default exists. The properties and assets reflected in the Latest Balance Sheets include all the assets, rights and property utilized exclusively by CWT in the conduct of business of CWT and all other assets, rights and property necessary for the conduct of the business of CWT.

     4.9    Condition of Assets.  The properties and assets of CWT as listed on
            -------------------
the Latest Balance Sheets and Schedule 4.8 are, and as of the Closing Date will be, in good operating condition and suitable for continued use in the same manner as heretofore used, ordinary wear and tear excepted. The equipment and vehicles listed on the Latest Balance Sheets and Schedule 4.9 constitutes all the equipment and vehicles that are necessary to continue effectively the operation of the business of CWT as it is currently conducted.

     4.10   Inventory and Supplies.  All of the inventory and supplies listed on
            ----------------------
the Latest Balance Sheets and Schedule 4.8 have been purchased in the ordinary course of business at or about market prices prevailing at the times of purchase. All such inventories and supplies are of a quality and in quantities saleable, or usable, as the case may be, in the ordinary course of the business of CWT. The inventory is valued at the lower of cost or market price as reflected in the books of account of CWT.

     4.11   Product Warranties.  To the best knowledge of CWT or Hester there is
            ------------------
no significant design, manufacturing, or other defect in any product sold by CWT which has resulted in the past, or could result in the future, in any required recall, repair, replacement, credit or refund for which CWT would be responsible.

     4.12   Accounts Receivable.  All accounts receivable listed on the Latest
            -------------------
Balance Sheets and Schedule 4.8 are valid, legal and subsisting accounts, enforceable in accordance with their respective terms and arising from bona fide transactions in the ordinary course of business and are collectible in amounts not less than the aggregate amount thereof carried on the Latest Balance Sheets and Schedule 4.8, net of reserves. The collectibility of each account receivable will not be impaired by any right of return, statute of limitation, right of set-off, counterclaim or defense.

     4.13   Liability.  Each liability shown on the Latest Balance Sheets and
            ---------
Schedule 4.8 represents a valid obligation of CWT incurred in the ordinary course of business of CWT.

     4.14   Intangible Rights.  Schedule 4.14 contains an accurate and complete
            -----------------
list of all material intangible rights utilized in connection with the business of CWT. To the best knowledge of CWT and Hester, these intangible rights are being lawfully used in the business of

CWT and may be so used without payment to, or interference from, any party, and there has been no assignment, license or other authorization given to any party to use any of these intangible rights. To the best knowledge of CWT and Hester, each of CWT has the right to use, without payment to any third party, all proprietary rights used in its business. CWT has not received any notice, nor do CWT or Hester have any reason to believe, that any of these intangible rights are being infringed upon by any third party.

     4.15   Employees.  CWT has no contract or agreement with any labor union or
            ---------
other collective bargaining group and has not been involved in any strike, work stoppage, lock out or unfair labor practice, as such term is defined in the National Labor Relations Act, as amended, of any kind or nature. No employee of CWT has petitioned for a collective bargaining representation election and no union is currently attempting to organize any of the employees of CWT. To the best knowledge of CWT and Hester, CWT is in compliance in all material respects with all federal and state laws governing employment, employment practices and the terms and conditions of employment.

     4.16   Contracts, Agreements, Leases and Commitments. Except for the
            ---------------------------------------------
contracts, agreements, leases and commitments listed on Schedule 4.16, CWT is not a party to or bound by any material contract, agreement, lease or other commitment. All of the contracts listed in Schedule 4.16 are in full force and effect without amendment or modification, other than sales orders or purchase orders entered into in the ordinary course of business. CWT is not in default under any contract and has not received notice of any alleged default by it under any contract which has not been waived under that contract. For purposes of this Section 4.16 as it relates to material contracts, agreements, leases or other commitments "material" shall mean any contract, agreement, lease or other commitment entered into which is not in the ordinary course of business or, if entered into in the ordinary course of business, which involves a payment, commitment or entitlement in excess of $10,000.

     4.17   Litigation.  Except as set forth on Schedule 4.17, there are no
            ----------
actions, suits, proceedings or claims pending or, to the best knowledge of CWT or Hester, threatened against or affecting CWT or Hester, its business or assets or properties. There are no judgments, orders or decrees outstanding against CWT or Hester. CWT and Hester has no knowledge of any pending or threatened proceeding which would, in any manner, impair or curtail the operation of its business in the manner currently operated and CWT and Hester has no knowledge of any other condition which would, in any manner, impair or curtail in any material respect the conduct of the business of CWT in the manner currently operated.

     4.18   Condemnation; Assessments; Defects.  CWT has not received any notice
            ----------------------------------
of any condemnation action or special assessment being contemplated with respect to its premises or any of its properties or any notice from any governmental authority or insurance company of any defect or inadequacy in these premises or properties or any part thereof.

     4.19   Compliance with Law.  CWT is in compliance, in all material
            -------------------
respects, with all applicable laws, rules, regulations or requirements of any governmental authority, federal, state or local, relating to its business, including, without limitation, the impact of its business upon the environment, and the continued operation of its business in the manner heretofore conducted will not violate, in any material respect, any existing statute, rule, regulation or order, federal, state or local except where such noncompliance would not have a material adverse effect on the condition (financial or other), business, property, prospects, net worth or results of operations of CWT. Neither CWT nor its officers or directors has received notice of any such violation with respect to its business and operations.

     4.20   Taxes.
            -----

            (a) CWT has filed with the appropriate federal, state and local governmental authorities all tax returns required to be filed with respect to its business and properties and have paid all assessments shown to be due and claimed to be due on all such tax returns.

            (b) There are no additional assessments due or claimed to be due with respect to such filed returns.

            (c) Except as disclosed in Schedule 4.20, CWT has not executed or filed any agreement extending the period for assessment or collection of any tax nor is CWT a party to any action or proceeding by any governmental authority for the assessment or collection of taxes.

            (d) All returns filed by CWT constitute complete and accurate representations of the tax liabilities for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to the future tax liabilities, including the tax bases of the properties and assets.

            (e) The financial statements of CWT fairly present the charges, accruals, and reserves for taxes of CWT for all taxes payable by CWT for any period prior to the Latest Balance Sheets for which no return has yet been filed.

            (f) No examination of the tax returns of CWT is currently in progress nor, to the best knowledge of CWT or Hester, is any such examination threatened.

            (g) None of the returns of CWT has been reviewed or audited by applicable federal, state, local, and foreign taxing authorities and none of the returns have received clearances or other indications of approval from applicable federal, state, local, and foreign taxing authorities. To the best knowledge of CWT or Hester, no issue or issues have been raised in connection with any prior or pending review or audit of said federal, state, local, or foreign returns which may reasonably be expected to be raised in the future by such taxing authorities in connection with the audit or review of the returns of CWT.

     For purposes of this Section the term "tax" (and with corresponding meanings "taxes" and "taxable") shall include without limitation all federal, provincial, state, local and foreign net income, profits, alternative add-on minimum tax, gross income, value added, franchise, gross receipts, sales, use, ad valorem, occupation, license, excise, payoff, stamp, premium, withholding, real and personal property, and other taxes, and related or similar governmental charges, tariffs, customs duties, assessments, together with any interest, fines, and penalties or addition to tax imposed with respect to the foregoing.

     4.21   Insurance.  The assets, property and business of CWT are covered by
            ---------
insurance policies of the types customarily carried by businesses such as that of CWT, which policies are in full force and effect with all premiums due thereon paid or accrued. Such policies are adequate in amount, scope and coverage to protect CWT against any material loss of assets or property or any interruption in its operations customarily insured against. Schedule 4.21 sets forth an accurate and complete list of each insurance policy owned or maintained by CWT. Each of CWT has not received any notice of cancellation with respect to any such policy, no claims are pending under any such policy and, to the best knowledge of CWT and Hester, there is no basis for any insurer thereunder to terminate any such policy.

     4.22   Books of Account and Records.  The books of account of CWT fairly
            ----------------------------
reflect its income, expenses, assets and liabilities and have been maintained in accordance with sound business practices. The customer and supplier records of CWT are in all respects complete and correct and have been maintained in accordance with sound business practices and in conformity with all applicable government laws, rules and regulations.

     4.23   Undisclosed Liabilities.  Except as set forth on Schedule 4.23, to
            -----------------------
the best knowledge of CWT and Hester, CWT has no material liabilities of any nature except to the extent reflected, or reserved against, in the Latest Balance Sheets, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due or except for liabilities which would not have a material adverse effect on the condition (financial or other), business, property prospects, net worth or results of operations of CWT.

     4.24   Real Property and Leaseholds.  Schedule 4.24 attached hereto
            ----------------------------
contains a description of each lease of real property under which CWT is a lessee, lessor, sublessee or sublessor. Each such lease is in full force and effect.

     4.25   Indebtedness to and from Officers, Directors, and Shareholders.
            --------------------------------------------------------------
Except as set forth in Schedule 4.25, CWT is not indebted, directly or indirectly, to any person who is an officer, director, or shareholder of CWT or any affiliate of any such person in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, nor is any such officer, director, shareholder, or affiliate indebted to CWT except for advances made by CWT to employees of CWT in the ordinary course of business.

     4.26   Disclosure.  No representation or warranty by CWT and Hester
            ----------
contained in this Agreement or in any document, statement, or certificate furnished, or to be furnished, to CWI and Acquisition pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

     4.27   Absence of Certain Changes.  Except as contemplated by this
            --------------------------
Agreement or disclosed in Schedule 4.27, since the Latest Balance Sheets, CWT has not done or allowed to occur any of the following:

            (a)  operated its business other than in the ordinary course;

            (b) cancelled or compromised any debt or claim other than (i) immaterial adjustments or (ii) in the ordinary course of business;

            (c)  released, transferred or granted any rights;

            (d) suffered any material adverse change in its financial condition, properties or business or obtained knowledge of any present or future business condition which could materially adversely affect any of its assets, properties or business, or which could prevent it from carrying on its business in substantially the same manner as that in which it is being conducted;

            (e) suffered any material damage, destruction, or loss of or to its property, whether or not covered by insurance;

            (f) declared or paid any dividend or other distribution in respect to the capital stock of CWT except for any direct or indirect redemption, purchase, or other acquisition of any such stock;

            (g) made, amended or cancelled any contract, agreement, lease, order or other commitment (other than sales or purchase orders in the ordinary course of business) or, except to the extent waived by the other party thereto, failed to keep any of them in full force and effect or to perform any of its obligations thereunder;

            (h) increased the salary or wages of any director or officer in excess of 5%;

            (i) incurred any liabilities or obligations, whether absolute or contingent, accrued or otherwise, other than ordinary operating expenses which in the aggregate do not materially adversely affect its business or financial condition;

            (j) entered into any transaction, done any act or thing or suffered any act or thing to be done which would result in any representation or warranty of CWT contained in this Agreement becoming untrue immediately after the consummation of such transaction;

            (k) pledged or subjected to lien or to any other charge or encumbrance any of its assets or properties other than in the ordinary course of business;

            (l) any amendment to any term of any security of CWT;

            (m) any repurchase, redemption or other acquisition by CWT of any outstanding shares of capital stock or other securities of, or other ownership in, CWT;

            (n) any change in any method of accounting or accounting practice by CWT; or

            (o) any strike, work stoppage, lockout or any other labor dispute.


     4.28   Purchase Entirely for Own Account.  This Agreement is made with
            ---------------------------------
Hester in reliance upon Hester's representation to CWI, which by Hester's execution of this Agreement, Hester hereby confirms, that the Common Stock and Series C Preferred Stock to be received by Hester will be acquired for investment for Hester's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Hester has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Hester further represents that Hester does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock and Series C Preferred Stock. Hester represents that he has full power and authority to enter into this Agreement.

     4.29   Disclosure of Information.  Hester believes he has received all the
            -------------------------
information he considers necessary or appropriate for deciding whether to acquire the Common Stock and Series C Preferred Stock. Hester further represents that he has had an opportunity to ask questions and receive answers from CWI regarding the terms and conditions of the Merger and regarding the business, financial condition and operations of CWI.

     4.30   Investment Experience.  Hester has invested in speculative
            ---------------------
securities and acknowledges that he is able to bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of an investment in Common Stock and Series C Preferred Stock.

     4.31   Restricted Securities.  Hester understands that the shares of Common
            ---------------------
Stock and Series C Preferred Stock which he will acquire pursuant to the Merger are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from CWI in a transaction not involving a public offering and that under such laws and applicable regulations, such securities are restricted from resale without registration under the Securities Act of 1933 as amended. Hester understands that the certificates evidencing the Common Stock and Series C Preferred Stock will have imprinted on its face a legend with respect to these restrictions. Hester further understands that the same restrictions will be applicable to any requests to convert the Series C Preferred Stock into Common Stock subsequent to the Closing, and as a condition to such conversion, Hester will be required to reaffirm representations made in Sections 4.28 through 4.31.


            Section 5.  Documents to be Delivered Before or on the
                                 Closing Date

     At the Closing, the following documents shall be delivered:

     5.1    Certificate of Officers of CWI.  CWT and Hester shall have been
            ------------------------------
furnished with a certificate signed by the President and Secretary (or Assistant Secretary) of CWI and Acquisition, dated as of the Closing Date, certifying that attached thereto are true, correct and complete resolutions of the Board of Directors of CWI and Acquisition authorizing the execution, delivery and performance of this Agreement and the transactions contemplated therein, and that the persons who have signed the Agreement on behalf of CWI and Acquisition are the incumbent President and Secretary (or Assistant Secretary) of CWI and Acquisition.

     5.2    Certificate of Officers of CWT.  CWI and Acquisition shall have been
            ------------------------------
furnished with a certificate signed by the President and Secretary (or Assistant Secretary) of each of CWT, dated as of the Closing Date, certifying that attached thereto are true, correct and complete resolutions of the Board of Directors and Shareholder of each of CWT authorizing the execution, delivery and performance of this Agreement and the transactions contemplated therein, and that the persons who have signed the Agreement on behalf of each of CWT are the incumbent President and Secretary (or Assistant Secretary) of each of CWT.

     5.3    Schedule of Assets.  CWI and Acquisition shall have been furnished
            ------------------
with an updated schedule of Net Assets by CWT and Hester, in form and substance satisfactory to CWI and Acquisition.

     5.4    Absence of Litigation.  Each of CWI and Acquisition, and CWT and
            ---------------------
Hester, shall certify to each other that, to the best of their knowledge, no litigation, proceeding, governmental investigation, or governmental inquiry is pending or threatened at the Closing Date in which it is sought or threatened to restrain, enjoin, restrict, limit or prohibit (or to obtain substantial damages as a result of) the consummation of the transactions contemplated by this Agreement.

     5.5    Employment Agreement.  Acquisition and Hester shall have entered
            --------------------
into an Employment Agreement in the form of Exhibit 5.5.

     5.6    Non-Compete Agreement.  Acquisition and Hester shall have entered
            ---------------------
into a Non-Compete Agreement in form of Exhibit 5.6.


                          Section 6.  Indemnification

     6.1    Indemnification by CWI and Acquisition.  CWI and Acquisition hereby
            --------------------------------------
agree to indemnify and hold harmless CWT and its officers, directors and shareholders against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys' fees and other expenses of investigation and defense of any claims or actions) incurred by CWT and Hester due to, or which result from, any of the following to the extent that any such losses, claims, damages, liabilities, cost and expenses exceed on a cumulative basis $10,000:

            (a) Any misrepresentation, breach of warranty or nonfulfillment of any of the covenants or agreements of CWI and Acquisition in this Agreement, any Exhibit or Schedule to this Agreement or any other documents furnished to CWT and Hester hereunder.

            (b) The omission to state any fact necessary to make the statements contained in this Agreement, any Exhibit or Schedule to this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning CWI or Acquisition and their operations.

     6.2    Indemnification by Hester.  Hester hereby agrees to indemnify and
            -------------------------
hold harmless CWI and Acquisition and the officers, directors, employees and agents of CWI and Acquisition, against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys' fees and other expenses of investigation and defense of any claims or actions) incurred by them or by any of them due to, or which result from, any of the following to the extent that such losses, claims, damages, liabilities, costs and expenses exceed on a cumulative basis, $10,000:

            (a) Any misrepresentation, breach of warranty or nonfulfillment of any of the covenants or agreements of CWT or Hester in this Agreement, any Exhibit or Schedule to this Agreement or any other documents furnished to CWI or Acquisition hereunder.

            (b) The omission to state any fact necessary to make the statements contained in this Agreement, any Exhibit or Schedule to this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning CWT or its operations, concerning Heath.

     6.3    Notice of Claim.  Should any party (the "Indemnified Party") suffer
            ---------------
any loss, damage or expense for which the other party (the "Indemnifying Party") is obligated to indemnify and hold such Indemnified Party harmless pursuant to this Section 6 of this Agreement, the following shall apply: promptly upon receipt by the Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party is obligated to indemnify the Indemnified Party under the provisions of this Agreement, the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, together with a statement of such information in respect of such matter as the Indemnified Party shall then have and a statement advising that the Indemnifying Party must notify it within 10 days whether the Indemnifying Party will undertake the defense of such matter (the "Notice of Claim"). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any matter hereunder if the Indemnified Party has failed to use its best efforts to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in sufficient time to permit the Indemnifying Party and its counsel to defend against such matter and to make a timely response thereto, including without limitation, the preparation and assertion of an answer or other responsive motion to a complaint, petition, notice or other legal, equitable or administrative process relating to any such claim. Notice of the intention of the Indemnifying Party to contest any such claim, and the identity of counsel that the Indemnifying Party intends to employ to contest any such claim, shall be given by the Indemnifying Party to the Indemnified Party within 10 days from the date of mailing to the Indemnifying Party of notice by the Indemnified Party of the assertion of any such claim. The Indemnified Party shall have the right to approve the counsel named in the notice provided pursuant to the preceding sentence, provided that such approval shall not be unreasonably withheld. The Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing; provided, however, such representation shall be at the Indemnified Party's own expense if the Indemnifying Party selects different counsel of its own choosing. If the Indemnifying Party does not elect to contest any such claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim.

     6.4    Nature and Survival of Representations.  All statements contained in
            --------------------------------------
this Agreement and in the Schedules to this Agreement shall be deemed representations and warranties by the applicable Party under this Agreement; provided that with respect to any statement regarding any matter set forth in a Schedule the statements shall be deemed representations and warranties only upon the attachment of each Schedule to this Agreement, whether before or after the execution of this Agreement. Each representation, warranty, indemnity and agreement made by the Parties in this Agreement or pursuant to this Agreement shall be true and accurate in all material respects as of the later to occur of the execution of this Agreement or the date on which it is considered to have been made according to the provisions of Section 2 of this Agreement, and the obligations that they be accurate in all material respects as of that date, and all obligations relating to indemnification under this Agreement, shall survive the Closing for a period of two years thereafter. The obligation of any Indemnifying Party to any Indemnified Party with respect to any matter that is the subject of or arises in connection with a Notice of Claim sent on or before the Indemnity Termination Date, defined as that date which is two years from Closing, shall remain in full force and effect until the matter has been resolved and paid in full. Except as otherwise provided in the preceding sentence, no Party shall have any obligation to indemnify any other Party after the Indemnity Termination Date.

     6.5    Other Indemnification Provisions.  The foregoing indemnification
            --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty or covenant.


                         Section 7. General Provisions

     7.1    Further Assurances.  At any time, and from time to time, after the
            ------------------
Closing, each Party will execute such additional instruments and take such action as may reasonably be required to evidence or effectuate the transactions contemplated by this Agreement or for the performance by any Party of any of their other respective obligations under this Agreement.

     7.2    Amendment; Waiver.  Except as otherwise expressly provided herein,
            -----------------
this Agreement may be amended, modified, superseded, or cancelled, and any of the terms, representations, warranties, covenants or conditions hereto may be waived, only by a written instrument executed by the Parties hereto or, in the case of a waiver, by the Party hereto waiving compliance.

     7.3    Brokers.  Each of the parties hereto represents and warrants that
            -------
there are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated by this Agreement. Each of the parties hereto will pay or discharge, and will indemnify and hold harmless the others from and against, any and all claims for brokerage commissions or finders' fees incurred by reason of any action taken by such indemnifying party.

     7.4    Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

            (a)  if to CWI or Acquisition to:

                 Richard D. Olson, President
                 Communications World International, Inc.
                 6025 So. Quebec St., Ste. 300
                 Englewood, Colorado 80111

            (b)  if to CWT or Hester:
                 Bennie R. Hester
                 6201 Leesburg Pike, Suite 307
                 Falls Church, Virginia 22044

or to such other person or address as any Party hereto shall have specified by notice in writing to the other Parties hereto.

     7.5    Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
between the Parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the Parties hereto relating to the transactions contemplated herein or the subject matter hereof. No representation, promise, or statement of intention has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, exhibits, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged representation, promise, or statement of intention not set forth herein or therein.

     7.6    Headings.  The section and subsection headings in this Agreement are
            --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7    Governing Law.  This Agreement shall be governed by and construed
            -------------
and enforced in accordance with the laws of the State of Colorado.

     7.8    Expenses.  Each of the Parties hereto shall be responsible for the
            --------
fees and expenses of its counsel and other experts and all other expenses incurred by it in connection with the preparation for, entering into, and consummation of the transactions contemplated by this Agreement and all other matters incident thereto.

     7.9    Severability.  The invalidity or unenforceability of any provision
            ------------
hereof shall not affect the validity or enforceability of any other provision contained herein.

     7.10   Assignment.  This Agreement shall inure to the benefit of, and be
            ----------
binding upon, the Parties hereto and their successors and assigns; provided, however, that any assignment by any Party of its rights under this Agreement without the written consent of the other Parties shall be void.

     7.11   Counterparts.  This Agreement may be executed simultaneously in
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first above written.


                                Communications World International,
                                 Inc.


                                By:________________________________
                                   Richard D. Olson, President

ATTEST:


___________________________
Scott E. Harris, Secretary


                                CommWorld - National Capitol Area, Inc.


                                By:____________________________________
                                   Richard D. Olson, President

ATTEST:


___________________________
Scott E. Harris, Secretary



                                Alpha Communications & Technology, Inc.


                                By:____________________________________
                                   Bennie R. Hester, President

ATTEST:


____________________________
Bennie R. Hester, Secretary



                                _______________________________
                                Bennie R. Hester, Individually